Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 21, 2004, relating to the financial statements and financial highlights of Aberdeen Australia Equity Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

November 29, 2005